NEWS RELEASE

POPE RESOURCES REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS

POULSBO, WA, February 28, 2018 /PRNewswire/ - Pope Resources (NASDAQ:POPE) reported net income attributable to unitholders of $12.7 million, or $2.92 per ownership unit, on revenue of $47.8 million for Q4 2017. This compares to net income attributable to unitholders of $4.6 million, or $1.05 per ownership unit, on revenue of $43.5 million for Q4 2016. The Q4 2016 results included a $7.7 million increase in the environmental remediation liability for Port Gamble Bay and the former millsite. Excluding this charge, adjusted net income attributable to unitholders for Q4 2016 was $12.3 million, or $2.82 per ownership unit.

Full-year 2017 net income attributable to unitholders totaled $17.9 million, or $4.10 per ownership unit, on revenue of $99.8 million. This compares to full-year 2016 net income attributable to unitholders of $5.9 million, or $1.35 per ownership unit, on revenue of $80.4 million. Excluding the $7.7 million environmental remediation charge, adjusted net income attributable to unitholders was $13.6 million, or $3.14 per ownership unit, for the year ended December 31, 2016.

Cash provided by operations was $24.6 million for the current quarter, versus $14.1 million for the prior year quarter. These results are net of cash outlays for previously accrued environmental remediation expenses related to the clean-up of Port Gamble Bay of $1.6 million in Q4 2017 and $6.4 million in Q4 2016.

Full-year 2017 cash provided by operations was $32.0 million, versus $5.1 million for the prior year. These results are net of environmental remediation cash outlays of $7.8 million in 2017 and $11.7 million in 2016.

“We finished 2017 firing on all cylinders in each of our three primary business segments,” said Tom Ringo, President and CEO. “Log prices crept up throughout the year, closing at levels we have not realized for almost 25 years. Fund IV signed purchase and sale agreements to buy two separate tree farms comprising nearly 37,000 acres. Both transactions closed in January 2018 for a combined purchase price of $114 million. Over the last several years our Real Estate segment has set the template for big year-end finishes, and Q4 2017 was no exception as we closed on a $22 million suite of residential/commercial lot sales coupled with two conservation-oriented sales. Heading into 2018, we are buoyed by continued strength in our Pacific Northwest log markets, encouraged by the ongoing vigor of the Puget Sound housing market, and optimistic about new opportunities to place Fund IV’s committed capital.”

Fee Timber

Fee Timber operating income during Q4 2017 was $9.1 million, versus $8.2 million in Q4 2016. Shortened summer operations due to a late start from a wet spring that were then followed by logging restrictions from wildfires resulted in low log inventories at mills. This constrained supply was coupled with strong demand in the domestic and export markets. As a result, Q4 2017 average realized log prices increased 25% to $734 per thousand board feet (MBF), versus $588 per MBF in Q4 2016. However, harvest volume, including timber deed sales, declined 20% to 33.7 MMBF, versus 42.4 MMBF in Q4 2016. Our harvest volume in Q4 2016 included the recapture of significant volume that had been deferred from earlier in the year, whereas our 2017 harvest volume was more evenly distributed throughout the year.

Timberland Investment Management (TIM)

During Q4 2017, ORM Timber Fund IV agreed to purchase its first two tree farms - one in southwest Oregon and another in western Washington - totaling 36,843 acres for $113.9 million. Both tree farms closed in January of 2018, resulting in a $17.0 million co-investment by the Partnership due to its 15% ownership in Fund IV. The two investments will generate $775,000 per year of third party asset management fees.

Operating losses incurred by this segment for Q4 2017 and Q4 2016 totaled $783,000 and $707,000, respectively, after eliminating revenue earned from managing the Funds of $874,000 and $892,000 for Q4 2017 and Q4 2016, respectively. The increase in operating loss is primarily attributable to additional personnel costs to acquire timberland for Fund IV.

Real Estate

Real Estate operating income during Q4 2017 was $7.8 million, versus an operating loss of $1.9 million in Q4 2016. In Q4 2017, we closed on sales totaling $22.3 million, versus $18.7 million in Q4 2016 when we also accrued $7.7 million in additional liability related to the clean-up of Port Gamble Bay.

During Q4 2017, our Harbor Hill development project in Gig Harbor, Washington had closings of $12.3 million from the sale of 78 residential lots and $3.5 million from the sale of an 11-acre business park. This compares to Q4 2016 closings at Harbor Hill of $14.3 million from the sale of 127 residential lots.

On the conservation front, during Q4 2017 the Partnership sold 1,504 acres from our holdings south of the Port Gamble townsite to Kitsap County for $4.0 million. The relatively low per acre value is due to our retention of a 25-year timber deed on over 1,300 acres of the sale. In Jefferson County, the Partnership sold 216 acres of non-strategic timberland to the Washington State Department of Natural Resources for $1.5 million. In Q4 2016, the Partnership closed on two separate conservation sales covering a combined 2,853 acres for $5.3 million.

Five other residential lots at two separate projects in Kitsap County were sold for a total of $1.0 million in Q4 2017.

General & Administrative (G&A)

G&A expenses during Q4 2017 totaled $1.5 million, versus $1.3 million during Q4 2016, with the increase in expenses due to higher incentive compensation and professional fees.

Capital Allocation, Liquidity

During the quarter, the Partnership invested $1.5 million into its joint venture apartment and townhome project on Bainbridge Island.

In addition, the Partnership purchased 162 acres of timberland in Grays Harbor County for $928,000, which will be integrated into our Hood Canal tree farm. The Partnership contributed $775,000 to Fund IV representing our 15% share of earnest money deposits due on the two January 2018 acquisitions.

Also during the quarter, the Partnership repurchased 9,186 units for $657,000 at an average price of $71.49 per unit under our unit repurchase plan. This activity concluded our $1.2 million authorization from June 2017 and included the first repurchases under our new December 2017 authorization of $1.3 million. As of the end of Q4 2017, we have $1.2 million remaining on the current authorization that runs through December 2018.

The Partnership closed the quarter with cash of $1.8 million and debt of $70.2 million after paying off $12.8 million on our revolving credit facilities during the quarter. The Funds closed the quarter with cash of $1.6 million and debt of $57.3 million.

Outlook

We expect our total 2018 harvest volume to be 59 MMBF for the Partnership, and 76 MMBF for the Funds, including timber deed sales. The 59 MMBF for the Partnership includes 7 MMBF of volume from timber located on real estate properties that is not factored into our long-term, sustainable harvest plan. We plan to opportunistically harvest this volume in the coming year given the current strength in log markets.
We will continue to monitor log markets and adjust our harvest levels accordingly as the year progresses.

The Puget Sound housing market seems poised to remain strong, and we anticipate additional residential lot sales from our Harbor Hill project towards the end of 2018, as well as sales from other projects in Kitsap County. We expect to close on more conservation-related sales during 2018 as well.

The financial schedules accompanying this earnings release provide detail on individual segment results and operating statistics. In the next few days, we will also post an updated investor presentation to the Investor Relations section of our web site at www.poperesources.com.

About Pope Resources

Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own and manage 118,000 acres of timberland and 2,000 acres of development property in Washington. In addition, Pope Resources co-invests in and consolidates three private equity timber funds that own 125,000 acres of timberland in Washington, Oregon, and California. The Partnership and its predecessor companies have owned and managed timberlands and development properties for over 160 years. Additional information on the company can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

Forward Looking Statements

This press release contains a number of projections and statements about our expected financial condition, operating results, business plans and objectives, and about management’s plans for future operations and strategies. These statements reflect management’s estimates based on current goals and its expectations about future developments. Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse. Among those forward-looking statements contained in this report are statements about management’s expectations for future log prices, harvest volumes and markets, and statements about our expectations for future sales in our Real Estate segment. Readers, however, should note that all statements other than expressions of historical fact are forward-looking in nature. Some of the factors that may cause actual operating results and financial condition to fall short of expectations, or that may cause us to deviate from our current plans, include our ability to accurately predict fluctuations in log markets domestically and internationally, and to adjust our harvest volumes in a timely and appropriate manner; political sensitivities and events, including the reactions of foreign governments and international treaty organizations and similar bodies, that may affect the cost of competing products and demand for our products; our ability to anticipate and manage interest rate risk as it affects our borrowing costs; fluctuations in interest rates that affect the U.S. housing market and related demand for our products from that market; our ability to estimate the cost of ongoing and changing environmental remediation obligations, including our ability to anticipate and address the political and regulatory climate that impacts these obligations; increasing reliance on engineered, recycled, and other alternative products as a competitive factor for our products; our ability to consummate various pending and anticipated real estate transactions on the terms management expects; housing market conditions that affect demand for both our forest products and our real estate offerings; our ability to manage our timber funds and their assets in a manner that our investors consider acceptable, and to raise additional capital or establish new funds on terms that are advantageous to the Partnership; conditions in the housing construction and wood-products markets, both domestically and globally, that affect demand for our products; the effects of competition, particularly by larger and better-financed competitors; fluctuations in foreign currency exchange rates that affect both competition for sales of our products and our customers’ demand for them; conditions affecting credit markets as they affect the availability of capital and costs of borrowing for us, and the related impacts on purchasers of forest products and development properties; labor, equipment and transportation costs that affect our net income; our ability to anticipate and mitigate potential impacts of our operations on adjacent properties; the impacts of natural disasters on our timberlands and on surrounding areas; and our ability to discover and to accurately estimate other liabilities associated with our assets. Other factors are set forth in that part of our Quarterly Report on Form 10-Q entitled “Risk Factors,” and in our other filings with the Securities and Exchange Commission from time to time.

Forward-looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements.

Contact

Daemon Repp
Director of Finance
(360) 697-6626
investors@orminc.com

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(all amounts in $000's, except per unit amounts)

	Quarter ended December 31,		Year ended December 31,
	2017	2016	2017	2016

Revenue	$47,784	$43,468	$99,823	$80,428
Cost of sales	(26,416)	(26,451)	(57,984)	(47,273)
Operating expenses	(6,798)	(5,770)	(24,334)	(20,829)
Environmental remediation	—	(7,700)	—	(7,700)
Gain on sale of timberland	—	769	12,547	995
Operating income	14,570	4,316	30,052	5,621
Interest expense, net	(1,165)	(1,048)	(4,471)	(3,406)
Income before income taxes	13,405	3,268	25,581	2,215
Income tax expense	(1,071)	(86)	(1,176)	(252)
Net income	12,334	3,182	24,405	1,963
Net (income) loss attributable to noncontrolling interests - ORM Timber Funds	369	1,389	(6,516)	3,979
Net loss attributable to noncontrolling interests - Real Estate	2	—	2	—
Net income attributable to unitholders	$12,705	$4,571	$17,891	$5,942

Basic and diluted weighted average units outstanding	4,315	4,314	4,323	4,313

Basic and diluted earnings per unit	$2.92	$1.05	$4.10	$1.35

CONDENSED CONSOLIDATING BALANCE SHEETS
(all amounts in $000's)

	December 31, 2017				December 31, 2016
Assets:	Pope	ORM Timber Funds	Consolidating Entries	Consolidated
Cash	$1,788	$1,636	$—	$3,424	$2,937
Restricted cash	1,860	—	—	1,860	—
Land and timber held for sale	5,728	—	—	5,728	20,503
Other current assets	5,194	2,481	(657)	7,018	8,766
Total current assets	14,570	4,117	(657)	18,030	32,206
Timber and roads, net	68,733	198,929	—	267,662	279,793
Timberland	18,951	36,105	—	55,056	54,369
Land held for development	19,311	—	—	19,311	24,390
Buildings and equipment, net	5,294	12	—	5,306	5,628
Investment in ORM Timber Funds	14,512	—	(14,512)	—	—
Other assets	9,625	5,683	—	15,308	2,664
Total assets	$150,996	$244,846	$(15,169)	$380,673	$399,050

Liabilities and equity:
Current liabilities	$5,274	$2,862	$(657)	$7,479	$7,279
Current portion of long-term debt	123	—	—	123	5,119
Current portion of environmental remediation	2,160	—	—	2,160	8,650
Total current liabilities	7,557	2,862	(657)	9,762	21,048
Long-term debt, net of unamortized debt issuance costs	70,037	57,291	—	127,328	125,291
Environmental remediation and other long-term liabilities	2,957	—	—	2,957	4,247
Total liabilities	80,551	60,153	(657)	140,047	150,586
Partners' capital	64,547	184,693	(184,693)	64,547	59,133
Noncontrolling interests	5,898	—	170,181	176,079	189,331
Total liabilities and equity	$150,996	$244,846	$(15,169)	$380,673	$399,050

RECONCILIATION BETWEEN NET INCOME ATTRIBUTABLE TO UNITHOLDERS AND
ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO UNITHOLDERS, INCLUDING PER UNIT AMOUNTS
(all amounts in $000's)

	Quarter ended December 31,		Year ended December 31,
	2017	2016	2017	2016

GAAP net income attributable to unitholders	$12,705	$4,571	$17,891	$5,942
Add back: Environmental remediation	—	7,700	—	7,700
Adjusted net income attributable to unitholders*	$12,705	$12,271	$17,891	$13,642

Per unit amounts:
GAAP basic and diluted earnings per unit	$2.92	$1.05	$4.10	$1.35
Add back: environmental remediation	—	1.77	—	1.79
Adjusted basic and diluted earnings per unit*	$2.92	$2.82	$4.10	$3.14

*Pursuant to Regulation G, we are providing disclosure of the reconciliation of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors to understand operating results excluding environmental charges. As disclosed in our Form 10-K, our environmental remediation project at Port Gamble is the result of operations conducted by the former owner of the site. As such, it does not result from our continuing operations and will not impact our operating results once the project is completed. Moreover, this item represents our only non-core operating activity and is a matter over which management has limited control. We believe that eliminating this expense from our per unit metrics provides management (and thus investors) with insight into results from our core operating activities.

RECONCILIATION BETWEEN NET INCOME AND CASH FLOWS FROM OPERATIONS
(all amounts in $000's)

	Quarter ended December 31,		Year ended December 31,
	2017	2016	2017	2016

Net income	$12,334	$3,182	$24,405	$1,963
Add back (deduct):
Depletion	6,450	6,520	19,187	12,621
Equity-based compensation	178	163	1,128	919
Excess tax benefit of equity-based compensation	—	(53)	—	(53)
Real estate project expenditures	(1,092)	(3,391)	(7,588)	(13,989)
Depreciation and amortization	141	201	534	755
Deferred taxes	278	18	288	67
Cost of land sold	11,892	11,300	13,862	12,439
Gain on sale of timberland	—	(769)	(12,547)	(995)
(Gain) loss on disposal of property and equipment	6	1	3	(23)
Change in environmental remediation liability	(1,609)	1,289	(7,791)	(3,991)
Change in other operating accounts	(4,006)	(4,358)	499	(4,567)
Cash provided by operations	$24,572	$14,103	$31,980	$5,146

SEGMENT INFORMATION
(all amounts in $000's)

	Quarter ended December 31,		Year ended December 31,
	2017	2016	2017	2016

Revenue:
Partnership Fee Timber	$13,499	$15,917	$39,672	$36,275
Funds Fee Timber	11,781	8,300	33,842	21,029
Total Fee Timber	25,280	24,217	73,514	57,304
Timberland Investment Management	9	—	9	8
Real Estate	22,495	19,251	26,300	23,116
Total	$47,784	$43,468	$99,823	$80,428
Operating income (loss):
Fee Timber	$9,059	$8,156	$34,381	$16,926
Timberland Investment Management	(783)	(707)	(3,179)	(2,620)
Real Estate	7,796	(1,871)	4,592	(3,609)
General & Administrative	(1,502)	(1,262)	(5,742)	(5,076)
Total	$14,570	$4,316	$30,052	$5,621

SELECTED STATISTICS

	Quarter ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Log sale volumes by species (million board feet):
Sawlogs
Douglas-fir	19.3	23.1	60.1	51.0
Whitewood	7.2	8.1	22.2	19.2
Pine	1.2	0.5	3.6	2.2
Cedar	0.5	0.6	1.7	3.0
Hardwood	0.4	0.8	2.2	2.8
Pulpwood - all species	3.3	4.6	14.0	13.1
Total	31.9	37.7	103.8	91.3

Log sale volumes by destination (million board feet):
Export	6.1	6.5	22.3	15.4
Domestic	22.1	25.8	65.2	60.0
Hardwood	0.4	0.7	2.2	2.8
Pulpwood	3.3	4.7	14.1	13.1
Subtotal log sale volumes	31.9	37.7	103.8	91.3
Timber deed sale	1.8	4.7	7.8	5.9
Total	33.7	42.4	111.6	97.2

	Quarter ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Average price realizations by destination (per thousand board feet):
Sawlogs
Douglas-fir	$826	$652	$738	$632
Whitewood	659	537	621	529
Pine	513	460	497	473
Cedar	1,353	1,213	1,369	1,340
Hardwood	743	631	680	587
Pulpwood - all species	351	289	308	293
Overall	734	588	656	580

Average price realizations by destination (per thousand board feet):
Domestic	$760	$654	$695	$627
Export	848	624	755	641
Hardwood	743	631	680	587
Pulpwood	351	289	308	293
Overall log sales	734	588	656	580
Timber deed sales	457	279	353	301

Owned timber acres	118,000	118,000	118,000	118,000
Acres owned by Funds	88,000	94,000	88,000	94,000
Depletion expense per MBF - Partnership tree farms	$72	$74	$72	$62
Depletion expense per MBF - Fund tree farms	$312	$275	$271	$230
Capital and development expenditures ($000's)	$1,765	$3,929	$10,088	$15,962